Exhibit 99.1

Contacts:	Investor Contact: Tom Rathjen Vice President, Investor Relations +1 (408) 789-4458 trathjen@accuray.com	Media Contact: Stephanie Tomei Director, Corporate Communications +1 (408) 789-4234 stomei@accuray.com

Accuray Incorporated Announces HSR Clearance in Acquisition of TomoTherapy

SUNNYVALE, Calif., April 26, 2011 — Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of radiosurgery, today announced the expiration of the mandatory, pre-merger waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, in connection with the previously announced acquisition of TomoTherapy Incorporated (NASDAQ: TOMO).

“The satisfaction of this condition represents a significant step toward the completion of the transaction and moves us one step closer to bringing together two best-in-class technologies to create the premier radiation oncology company and further improve cancer care for patients,” said Euan S. Thomson, Ph.D., president and chief executive officer of Accuray.

The transaction is expected to close in June or July of 2011 and is subject to approval by TomoTherapy’s shareholders and other customary closing conditions. For more information regarding this transaction, please visit: www.accuraytomotherapy.com.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to treat more than 100,000 patients worldwide and currently more than 222 systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry and the transaction between Accuray and TomoTherapy.  Except for the historical information contained herein, the matters set forth in this press release, including the expected timetable for the transaction between Accuray and TomoTherapy, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or managements’ good faith belief as of that time with respect to future events.  You should not put undue reliance on any forward-looking statements.  Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include:  the satisfaction of closing conditions for the transaction between Accuray and TomoTherapy; market conditions; the effect of the announcement of the transaction on Accuray’s and TomoTherapy’s respective businesses; the impact of any failure to complete the transaction; the risk that Accuray and TomoTherapy will not realize the anticipated benefits of the transaction; the potential inability to successfully operate or integrate TomoTherapy’s business; general industry and economic conditions; and other factors beyond the companies’ control and the risk factors and other cautionary statements described in Accuray’s and TomoTherapy’s filings with the SEC.  Please refer to the Risk Factors section of Accuray’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010, the Risk Factors set forth in TomoTherapy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Risk Factors set forth in Accuray’s Preliminary Registration Statement on Form S-4, filed with the SEC on April 7, 2011, for a further list and description of additional business risks, uncertainties, and other factors that may affect these statements.  Neither Accuray nor TomoTherapy intends to update these statements and undertakes no duty to any person to provide any such update under any circumstance.

Important Additional Information

Neither Accuray nor TomoTherapy is asking for your vote or soliciting proxies in connection with the transaction at this time.  This press release is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to purchase, shares of common stock of Accuray, nor does it constitute an offer to purchase, or a solicitation of an offer to sell, shares of common stock of TomoTherapy.  This press release is not a substitute for the proxy statement that TomoTherapy will file, or the preliminary registration statement that Accuray has filed, with the Securities and Exchange Commission in connection with the transaction.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION, INVESTORS AND SHAREHOLDERS OF TOMOTHERAPY ARE URGED TO READ THE PROXY STATEMENT, REGISTRATION STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The final proxy statement will be mailed to TomoTherapy shareholders.  The proxy statement, registration statement and other relevant materials (when they become available), and any other documents filed by TomoTherapy or Accuray with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov; by contacting Accuray’s Investor Relations Department by email at trathjen@accuray.com, by phone at 408.789.4458 or by mail at 1310 Chesapeake Terrace, Sunnyvale, CA 94089, USA; or  by contacting TomoTherapy’s Investor Relations Department by email at tpowell@tomotherapy.com by phone at 608.824.2800 or by mail at 1240 Deming Way, Madison, WI 53717-1954 USA.

Participants in the Solicitation

TomoTherapy and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding TomoTherapy’s directors and executive officers is available in TomoTherapy’s proxy statement for its 2010 annual meeting of shareholders and TomoTherapy’s Annual Report on Form 10-K for the year ended December 31, 2010, which were filed with the SEC on March 22, 2010 and March 3, 2011, respectively.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

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